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                                                                   EXHIBIT 10(u)





                             CONTRACT OF EMPLOYMENT

                                     Between

                   DELPHI AUTOMOTIVE SYSTEMS DEUTSCHLAND GMBH

                                       and

                                Mr. Volker Barth


the following Contract is concluded with effect from 1st January 1999:


ACTIVITIES AND SCOPE OF FUNCTIONS

1. Your function will be that of "Chairman of Delphi South America". Your employment will be as ISP in Brazil. The special provisions of the ISP assignment will be regulated separately.

2. The Company is entitled to change the type and scope of your activities and to transfer to you any other task you could reasonably be expected to fulfil within the Company.

REMUNERATION

1.   You will receive a gross monthly salary of

                            38.750,-  DM

     as remuneration for your activities, payable at the end of the month.

2. You will also receive a 13th monthly salary payment, which will be paid in November each year.

3. In addition, you will receive a bonus. The level of the bonus and the way in which it is calculated will be based on the current version of Guidelines applicable across the Group.



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                                         Page 2 of the Contract for Mr. V. Barth

WORKING HOURS

1.   Your regular working hours will be 40 hours per week.

2. Your salary includes a sum to cover any additional hours which may be worked, over and above the regular working hours defined above.

HOLIDAYS

Your annual holiday entitlement will be 30 working days. Your holidays are to be agreed in advance with Management.

ADDITIONAL BENEFITS

1.   INSURANCE

     The Company has taken out a Group insurance policy for your benefit in the following areas, the levels of coverage for which are currently:

     Liability up to:               4,500,000 DM   Flat rate for damage to
                                                   persons and property

     Luggage up to:                    10,000 DM   Including for family members

     Accident:                        600,000 DM   For death
                Up to:              1,200,000 DM   For disability
                Up to:                    100 DM   Daily allowance.

      For business trips abroad the sums for accident insurance coverage shown above are doubled.

      Passenger accident insurance (in Company car):
                                       25,000 DM   For death
                Up to:                 60,000 DM   For disability
                Up to:                     25 DM   Daily allowance

      The insurance coverage expires on the date you cease employment with our Company.



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                                         Page 3 of the Contract for Mr. V. Barth

2.    HEALTH BENEFITS

      The Company will pay the costs of a general medical examination every two years. These costs will not be subject to income tax. The time required for the examination counts as working hours.

3.    CONTINUED PAYMENT OF SALARY DURING PERIODS OF INABILITY TO WORK DUE TO
      ILLNESS

      If you are unable to work due to illness, we will continue to pay your monthly salary for six months; any benefits from the statutory health insurance fund will be taken into consideration correspondingly.

      You should inform the Company of cases of sickness and their anticipated duration, and you should provide a doctor's certificate on request.

4.    CONTINUED PAYMENT OF SALARY IN THE EVENT OF YOUR DEATH

      In the event of your death, your wife or your dependent children will receive your remuneration in full to the end of the month in which your death occurs.

5.    OTHER BENEFITS

      In so far as the Company provides benefits for all employees within and outside of the collective agreements, such benefits being set by internal Company agreements, you will also receive these benefits within the set framework. This only applies to benefits which are not regulated in this Contract.

OBLIGATION TO MAINTAIN SECRECY

      You will undertake to maintain secrecy in respect of all matters concerning the Company which come to your knowledge within the framework of your activities, in particular business and industrial secrets. The obligation to maintain secrecy will also continue, in so far as legally permissible, after expiration of your Contract of Employment with the Company.
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                                         Page 4 of the Contract for Mr. V. Barth

RETIREMENT PENSION

      The retirement pension entitlements assured to you by Adam Opel AG will be transferable in full and will be continued by us instead of Adam Opel AG.

      It is agreed that the retirement pension entitlements from Adam Opel AG will be transferred to Delphi Automotive Systems Deutschland GmbH with the effect of discharging contractual obligations.

INVENTIONS MADE WHEN IN THE COMPANY'S SERVICE

      All inventions made by you during the period of your Contract of Employment with the Company are deemed to be inventions made when in the Company's service in the sense of the relevant legal provisions, if they arise from your activities within the Company or are chiefly based on the experience or work of the Company.

SUBSIDIARY ACTIVITIES

1. All gainful subsidiary activities are subject to our express prior approval. The same also applies to participation in another company and to membership of the supervisory bodies of another company. Permission will be granted provided the legitimate interests of the Company are not affected.

2. Publications and lectures require permission in so far as the interests of the Company are affected thereby.

3. You are voluntarily to inform us in writing of any honorary offices you may hold on the basis of a legal obligation. The same applies if you wish to take on any activities for other honorary offices which may affect the interests of the company.

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                                         Page 5 of the Contract for Mr. V. Barth

DURATION OF CONTRACT AND CANCELLATION

1.    The Contract will come into force on 01.01.1999.

2. Your period of service with Adam Opel AG will be taken fully into account. The date of commencement of employment for calculation purposes will be
      01.04.1963. The date of commencement of employment for retirement pension purposes will be 25.04.1967.

3.    The period of notice will be 12 months. Notice must be given in writing.

4. We are entitled, if notice is given, to request you to take paid leave, with continued payment of your remuneration and taking into account your holiday entitlement.

5. The Contract of Employment will terminate, without the need to give a period of notice, on the day before the date on which your retirement pension or incapacity pension is first drawn, and at the latest on expiration of the month in which your 65th birthday falls.

6. You are under an obligation to return all the business papers, documents / diskettes, computer programs etc., which are the property of the Company and which are in your possession, immediately on expiration of your Contract of Employment.


FINAL PROVISIONS

1. Any agreements going beyond the framework of the Contract or deviating from the Contract must be in writing. This also applies to the cancellation of such agreements. Tacit deviations from the Contract - even if these occur repeatedly - do not give rise to legal claims of any description.

2. It is agreed between the parties that the personal data kept on record within the framework of this Contract of Employment may be passed on within the Group if required for business purposes, taking due account of the relevant data protection regulations in each case.

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                                         Page 6 of the Contract for Mr. V. Barth

3. If individual provisions of this Contract are, or become, ineffective, this does not affect the validity of the remaining provisions. An appropriate regulation which comes as close as possible to the commercial purpose intended by the parties will be put in place of the ineffective provision, or in order to make good any omissions there may be in the Contract.

4. Any claims arising from this Contract must be put forward within three months from expiration of the contractual relationship.

5. You will maintain confidentiality on all matters relating to this Contract of Employment, to the extent deemed reasonable both for you and for us.

Wuppertal, 17th December 1998





Delphi Automotive Systems
Deutschland GmbH




J. Ruggeberg            P. Gajewski


                                       I agree to the provisions set out above.

                                       Date:




                                       - Volker Barth -